===============================================================================

                                UNITED STATES
                      SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C. 20549

                                 SCHEDULE 14A

          Proxy Statement Pursuant to Section 14(a) of the Securities
                    Exchange Act of 1934 (Amendment No.  )

Filed by the Registrant [X]

Filed by a Party other than the Registrant [_]

Check the appropriate box:

[_]  Preliminary Proxy Statement

[_]  CONFIDENTIAL, FOR USE OF THE
     COMMISSION ONLY (AS PERMITTED BY
     RULE 14A-6(E)(2))

[X]  Definitive Proxy Statement

[_]  Definitive Additional Materials

[_]  Soliciting Material Pursuant to (S) 240.14a-11(c) or (S) 240.14a-12

                            SUIZA FOODS CORPORATION
--------------------------------------------------------------------------------
               (Name of Registrant as Specified In Its Charter)


--------------------------------------------------------------------------------
   (Name of Person(s) Filing Proxy Statement, if other than the Registrant)


Payment of Filing Fee (Check the appropriate box):

[X]  No fee required.

[_]  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.


     (1) Title of each class of securities to which transaction applies:

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     (2) Aggregate number of securities to which transaction applies:

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     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

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     (4) Proposed maximum aggregate value of transaction:

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     (5) Total fee paid:

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[_]  Fee paid previously with preliminary materials.

[_]  Check box if any part of the fee is offset as provided by Exchange
     Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement
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     (4) Date Filed:

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Notes:



Reg. (S) 240.14a-101.

SEC 1913 (3-99)

                        [SUIZA FOODS LOGO APPEARS HERE]

                                    Suiza
                                    Foods



                            Suiza Foods Corporation

                             1999 Proxy Statement
                                      and
                           Notice of Annual Meeting






                            Your vote is important.
     Please take a moment to read the information and instructions inside.

You are invited...

April 9, 1999

Dear Stockholder,

  Please come to our annual stockholders' meeting on Wednesday, May 19, 1999. After we vote on this year's proposals, we will present a brief report on our recent financial results and our current operations. You will have the opportunity to ask questions and make comments.

  Enclosed with this proxy statement is our 1998 Annual Report. As you will see in our Annual Report, we believe that we are making some very significant and positive changes in the dairy industry. We are also making positive changes in the way we communicate with you. This year's proxy statement is written in "plain English." We hope you find it easier to read and understand. We welcome your comments on our new communications efforts.

  Because we are always looking for new ways to bring value to our stockholders, we are also introducing telephone voting and internet voting this year, in addition to the usual method of voting by mail. We hope you find these simplified procedures useful.

  We hope to see you at the annual meeting.


                                 Sincerely,
                                                                [PHOTO
                                 /s/ Gregg L. Engles              APPEARS
                                 ---------------------------       HERE]
                                 Gregg L. Engles
                                 Chairman of the Board and
                                 Chief Executive Officer



1998 Statistics:
(compared to 1997)

Diluted EPS Up 41%*
Sales Up 85%
Operating Income Up 84%*
21 Acquisions Completed

*Before nonrecurring merger and other costs, extraordinary loss from early extinguishment of debt, extraordinary gain from discontinued operations, loss from discontinued operations, and income (loss) from sale of tax credits, all net of applicable taxes.

Notice of 1999 Annual Meeting of Stockholders


Your vote is important.

Please vote early even if you plan to attend the meeting. See page 7 for instructions on voting by mail, telephone or internet.

   We will hold this year's annual stockholders' meeting on Wednesday, May 19, 1999 at 10:00 am. Like last year, we will hold the meeting at the Dallas Museum of Art, Horchow Auditorium, 1717 North Harwood, Dallas, Texas 75201.

   At the meeting, we will ask you to consider and vote on

    * the re-election of Stephen L. Green and John R. Muse as members of our Board of Directors,

    * an increase in the number of shares of common stock reserved for issuance under our 1997 Stock Option and Restricted Stock Plan (our "Stock Option Plan") from 4 million shares to 5.5 million shares, and

    * the ratification of our Board of Directors' selection of Deloitte & Touche LLP as our independent auditors for 1999.

   We will also discuss and take action on any other business that is properly brought before the meeting.

   If you were a stockholder on March 25, 1999, you are entitled to vote on the proposals to be considered at this year's meeting. We look forward to hearing from you.

   By order of the Board of Directors,



                           Sincerely,


                           /s/ Michelle P. Goolsby
                           -----------------------------------
                           Michelle P. Goolsby
                           Executive Vice President, General Counsel
                           and Corporate Secretary

Table of Contents

Questions and Answers:

Why did I receive this proxy statement?......4
I received more than one proxy statement.  Why?......4
What will occur at the annual meeting?......5
How many votes are necessary to re-elect the nominees for director?......6
What if a nominee is unwilling or unable to stand for re-election?......6
How many votes are necessary to approve the proposed increase in the number of shares of common stock reserved for issuance under our Stock Option Plan?......6
How many votes are necessary to ratify the selection of Deloitte & Touche LLP as independent auditors?......7
How do I vote if I'm not planning to attend the annual meeting?......7
What if I want to change my vote?......7
How do I raise an issue for discussion or vote at the annual meeting?......8
Where can I find the voting results of the meeting?......9
What if I don't vote?......9
How much will this solicitation cost and who's paying for it?......9

More About the Proposals......10-13

Other Information You Need to Make an
 Informed Decision:
Who is on our Board of Directors?......14-18
How are Board members paid?.......19
Who are our executive officers?......20-22
How do we pay our executive officers?......23-29
How much stock do our officers and directors own?......30

Questions and Answers

Why did I receive this proxy statement?

On April 9, 1999, we began mailing this proxy statement to everyone who was a stockholder as of March 25, 1999. We prepare a proxy statement each year to let our stockholders know when and where we will hold our annual stockholders' meeting.

More importantly, the proxy statement

        * includes detailed information about the matters that will be discussed and voted on at the meeting, and

        * provides you with updated information about our company that you will need to consider in order to make an informed decision at the meeting.

I received more than one proxy statement. Why?

Your shares are probably registered differently or are in more than one account. Please vote for each proxy that you received.

Questions and Answers

What will occur at the annual meeting?

First, we will determine whether enough stockholders are present at the meeting to conduct business. A stockholder will be deemed to be "present" at the meeting if the stockholder

        *  is present in person, or
        * is not present in person but has voted by proxy card, telephone or internet prior to the meeting.

According to our Bylaws, the holders of at least 16,855,660 shares must be present at this year's meeting in order to conduct the meeting. If the holders of fewer than 16,855,660 shares are present at themeeting, then we will reschedule the meeting. The new meeting date will be announced at the meeting.


If there are enough stockholders present at the meeting, then we will vote on

        * a proposal to re-elect Stephen L. Green and John R. Muse as members of our Board of Directors,

        * a proposal to increase the number of shares of common stock reserved for issuance under our Stock Option Plan from 4 million shares to 5.5 million shares, and

        * a proposal to ratify our Board of Directors' selection of Deloitte & Touche LLP as our independent auditors for 1999.

On each proposal, you are entitled to one vote for each share of stock that you own. Cumulative voting is not permitted.

Each of the proposals has been approved by our Board of Directors. The Board of Directors is now soliciting your vote on the proposals.

After each proposal has been voted on at the meeting we will discuss and take action on any other matter that is properly brought before the meeting. Finally, some of our officers will report on our recent financial results and our current operations.

The members of the Board of Directors recommend that you vote FOR each of the proposals.

Questions and Answers

How many votes are necessary to re-elect the nominees for director?

The two nominees receiving the highest number of "yes" votes will be elected as directors. This number is called a "plurality."

What if a nominee is unwilling or unable to stand for re-election?

Each of the persons nominated for re-election has agreed to stand for re-election. However, if unexpected events arise which cause either of them to be unable to stand for re-election, then either

        * the Board of Directors can vote at the meeting to reduce the size of the Board of Directors, or

        * the Board of Directors may, during the meeting, nominate another person for director.

It is important for you to understand that if our Board of Directors nominates someone at the meeting, then the person to whom you have given your proxy will be able to use his or her discretion to vote on your behalf for the candidate of his or her choice.

Our transfer agent, Harris Bank, will count the votes and act as of election.

How many votes are necessary to approve the proposed increase in the number of shares of common stock reserved for issuance under our Stock Option Plan?

The holders of a majority of the shares having voting power present at the meeting (in person or by proxy) must vote for this proposal in order for it to
pass.   On this proposal, you may vote "for," "against" or "abstain."  If you
"abstain," your ballot will have the practical effect of a vote against the matter, because abstaining shares are counted as shares with voting power present at the meeting. The New York Stock Exchange requires that, in order shares issued under the plan to be listed on the New York Stock Exchange, over 50% of all shares entitled to vote on this proposal must cast a vote on this proposal. For purposes of the New York Stock Exchange requirement, "abstaining" is a form of voting.

Questions and Answers

How do I vote if I'm not planning to attend the annual meeting?

There are three ways to vote.  You may either

        * mark your selections on the enclosed proxy card; date and sign the card; and return the card in the enclosed envelope,

        * dial 1-888-215-9330; enter your control number (found on your proxy card) and follow the voice prompts, or

        * go to website www.harrisbank.com/wproxy; enter your control number and follow the simple instructions on the screen.

Please understand that voting by any means other than voting in person at the meeting has the effect of appointing Gregg Engles, our Chief Executive Officer, and Michelle Goolsby, our General Counsel, as your proxies. They will be required to vote on the three proposals described in this proxy statement exactly as you have voted. However, if any other matter requiring a stockholder vote is properly raised at the meeting, then Mr. Engles and Ms. Goolsby will be authorized to use their discretion to vote on such issues on your behalf.

We encourage you to vote now (by mail,telephone or internet) even if you plan to attend the meeting in person.

How many votes are necessary to ratify the selection of Deloitte & Touche LLP independent auditors?

The Board of Directors has responsibility for selection of our independent auditors. Stockholder ratification is not required. However, the Board of Directors is soliciting your opinion regarding the selection of Deloitte & Touche LLP. The Board of Directors plans to take your opinion into account in selecting our independent auditors for 2000.

What if I want to change my vote?

You can revoke your vote on a proposal any time before the meeting for any reason. To revoke your proxy before the meeting, either

        * write to our Corporate Secretary at 2515 McKinney Avenue, Suite 1200, LB 30, Dallas, Texas 75201, or

        * vote again, either by telephone or internet (the last vote before the meeting begins will be counted).

You may also come to the meeting and change your vote in writing or orally.



Your vote by mail, telephone or internet is completely confidential.

Questions and Answers

How do I raise an issue for discussion or vote at the annual meeting?

According to our bylaws, if a stockholder wishes to present a proposal for consideration at an annual meeting, he or she must send written notice of the proposal by certified mail to our Corporate Secretary by no later than March 1 of the year of the meeting. We have not received notice of any stockholder proposals to be presented at this year's meeting.

If you would like your proposal to be included in next year's proxy statement, you must submit it to our Corporate Secretary in writing by no later than December 31, 1999. We will include your proposal in our next annual proxy statement if it is a proposal that we would be required to include in our proxy statement pursuant to the rules of the Securities and Exchange Commission.

You may write to our Corporate Secretary at 2515 McKinney Avenue, Suite 1200, LB 30, Dallas, TX 75201.

If a stockholder raises a matter at the meeting that requires a stockholder vote, the person to whom you have given your proxy will use his or her discretion to vote on the matter on your behalf.

According to our bylaws, any proposal properly raised at the meeting by a stockholder will require the affirmative vote of a majority of the shares deemed present at the meeting (whether in person or by proxy).

Questions and Answers

What if I don't vote?

If your shares are in a brokerage account and you do not vote, your brokerage firm could

        * vote your shares, if it is permitted by the New York Stock Exchange, or

        * leave your shares unvoted.

Generally, New York Stock Exchange rules will

        * permit your broker to vote your shares on our proposals regarding the election of directors and the ratification of Deloitte & Touche LLP, and

        * prohibit your broker from voting your shares on our proposal to increase the number of shares reserved for issuance under our Stock Option Plan.

If you do not vote your shares and your broker returns a ballot on your behalf, your broker's vote will most likely be deemed a "broker non-vote" on the proposal to increase the number of shares reserved for issuance under our Stock Option Plan. Broker non-votes will be counted as "present" at the meeting for purposes of determining whether enough stockholders are "present" to conduct business at the meeting. However, broker non-votes will be deemed not to be "shares having voting power." Since our proposal to increase the number of shares reserved for issuance under our Stock Option Plan requires a "yes" vote from the holders of a "majority of the shares having voting power present at the meeting," broker non-votes will have no practical effect on the outcome of the proposal.

How much will this solicitation cost, and who is paying for it?

We have engaged Corporate Investor Communications, Inc. to assist in the distribution of proxy materials and the solicitation of votes. In addition, certain of our officers may solicit proxies by mail, telephone, fax or e-mail. We will pay Corporate Investor Communications a fee of $6,500, plus $4 per holder contacted, a $300 set-up fee and out-of-pocket expenses. We will also pay all other costs associated with this proxy statement and the solicitation of proxies. Upon request, we will reimburse stockbrokers, dealers, banks and trustees, or their nominees, for reasonable expenses incurred by them in forwarding proxy material to beneficial owners of shares of our common stock.

Where can I find the voting results of the meeting?

We will announce preliminary voting results at the meeting. We will publish the final results in our quarterly report on Form 10-Q for the second quarter of 1999. We will file that report with the Securities and Exchange Commission, and you can get a copy by contacting either our Investor Relations office (214/303-3400) or the Securities and Exchange Commission at 800/SEC-0330 or www.sec.gov.

If you sign your proxy card, but do not specify how you want to vote on a proposal, then your shares will be voted FOR that proposal.

More About the Proposals

                    Proposal One: Re-Election of Directors

      This year's nominees for re-election to the Board of Directors are:

           Stephen L. Green - Director since October 1994

[PHOTO     Mr. Green, age 48, has served as a general partner of Canaan Capital
APPEARS    Partners, L.P., the general partner of Canaan Capital Limited
 HERE] Partnership and Canaan Capital Offshore Limited Partnership, C.V., former principal stockholders of Suiza Foods, since November 1991. From October 1985 until November 1991, Mr. Green served as Managing Director of GE Capital's Corporate Finance Group. Mr. Green is also on the Board of Directors of Chartwell Re Corporation and Advance Paradigm, Inc., each of which is a public company.

           John R. Muse - Director since November 1997

[PHOTO     Mr. Muse, 48, is co-founder, Chief Operating Officer and a partner of
 APPEARS   Hicks, Muse, Tate & Furst Incorporated. Prior to the formation of
  HERE] Hicks, Muse, Tate & Furst in 1989, Mr. Muse headed the investment/merchant banking activities of Prudential Securities for the southwest region of the United States from 1984 to 1989. In addition to serving on our Board of Directors, he also serves as Chairman of the Board for Arena Brands, Inc., Lucchese, Inc. and Sunrise Television Corp. and as a director of Glass's Group, LIN Television Corporation, Olympus Real Estate Corporation and Regal Cinemas, Inc. Mr. Muse was a member of the Board of Directors of The Morningstar Group, Inc. prior to our merger in November 1997.

Mr. Green and Mr. Muse were unanimously nominated by our Board of Directors, based upon the recommendation of the Nominating Committee of the Board of Directors. They have each consented to be re-elected as members of our Board of Directors.

Our Board of Directors recommends a vote FOR Mr. Green and a vote FOR Mr. Muse.

More About the Proposals

          Proposal Two: Increase the Number of Shares of Common Stock
               Reserved for Issuance Under Our Stock Option Plan
                  From 4 Million Shares to 5.5 Million Shares


* The plan allows for grants of stock options (incentive or nonqualified) and restricted stock to

        * certain  directors,

        * key employees and

        * consultants
   of Suiza and its subsidiaries.

* The plan is administered by the Stock Option Committee of our Board of Directors. That committee is made up of only non-employee directors.

* Shares subject to options or restricted stock grants that are canceled or forfeited become immediately available for re-issuance.


                           Reasons for the Proposal

We believe that granting stock options to our key employees and directors is an effective way to

        * attract and retain the best available personnel for positions of substantial responsibility, and

        * align the interests of our key employees and directors with those of our stockholders.

We believe that when our employees and directors own stock in our company, they are motivated to promote our success.

As of March 31, 1999, there were 2,892,419 options or shares of restricted stock outstanding under the plan; 875,601 shares currently remain available for issuance under the plan.

Our Board of Directors believes that the number of shares reserved for issuance under the plan should be increased from 4 million shares to 5.5 million shares in order to ensure that sufficient shares are available under the plan to reward and motivate existing employees and to attract new employees in the future, particularly in light of the rapid growth that we have experienced and the future growth and expansion of our business that we expect.


* The plan was adopted by our Board in February 1997 and approved by our stockholders at our 1997 annual meeting. The number of shares reserved for issuance under the plan was increased in November 1997 and in May 1998.

* In considering your vote, please remember that our officers and directors are eligible for grants and awards under the plan.

* Our non-employee directors may elect to receive their annual fee in shares of restricted stock rather than in cash. Shares issued as fees are issued under the plan.

More About the Proposals

                          About Our Stock Option Plan

* The Stock Option Committee may amend or discontinue the plan at any time subject to certain restrictions in the plan. Stockholder approval is required for some amendments, to the extent required by the Internal Revenue Code and stock exchange requirements. No amendment may adversely affect any previously granted option or restricted stock award, unless the holder of the award consents.

* From time to time our Chief Executive Officer will recommend to the Stock Option Committee persons he believes should receive grants under the plan. The committee will consider, but need not accept, the Chief Executive Officer's recommendations.

The plan was amended effective April 1, 1999 to prohibit re-pricing of options without approval of our stockholders. We have never re-priced our stock options.

* Incentive stock options must comply with certain requirements imposed by the Internal Revenue Code, including that the exercise price may not be less than the fair market value our common stock on the grant date, and the term may not exceed 10 years.

* Each of our non-employee directors, including members of the Stock Option Committee, automatically receives nonqualified options to purchase 7,500 shares of common stock on June 30 of each year of his term. Those options are immediately exercisable and have an exercise price equal to the closing market price of our common stock on the date of grant.

* If an option holder dies or becomes disabled, all of his or her vested options may be exercised any time within 1 year (or the remaining term of the option, if less). If a person ceases to be employed by us for any reason, he or she must exercise any vested options within 90 days.

* Option exercise prices may be paid in cash or, at our option, in shares of our common stock.

* See Annex A to this proxy statement for tax information about the plan.

Our Board of Directors recommends a vote FOR the proposal to increase the number of shares of common stock reserved for issuance under our Stock Option Plan.

More About the Proposals

             Proposal Three: Ratification of Selection of Auditors

Our Board of Directors, upon the recommendation of the Audit Committee of the Board of Directors, has selected Deloitte & Touche LLP to serve as our independent auditors for the 1999 fiscal year and is soliciting your ratification of that selection.

Deloitte & Touche LLP has served as independent auditors for us since our formation. In their role as independent auditors, they report on our financial statements. They also assist us with due diligence activities in connection with our acquisitions, consult with us on information technology matters and provide general accounting and tax consulting.

A representative of Deloitte & Touche LLP will be present at the meeting. He or she will have an opportunity to make a statement and will be available to respond to appropriate questions.

Your ratification of our Board of Directors' selection of Deloitte & Touche LLP is not necessary because our Board of Directors has responsibility for selection of our independent auditors. However, the Board of Directors will take your vote on this proposal into consideration when selecting our independent auditors in the future.

    Our Board of Directors recommends a vote FOR the proposal to ratify the selection of Deloitte & Touche LLP as our independent auditors for 1999.

Other Information You Need to Make an Informed Decision

Who is on our Board of Directors?

In addition to our two directors proposed for re-election, the following persons currently serve on our Board of Directors:

                Gregg L. Engles - Director since October 1994
                Chairman of the Board

[PHOTO          Mr. Engles, age 41, has served as Chairman of our Board of
 APPEARS        Directors and as our Chief Executive Officer since October 1994.
  HERE]         Prior to the formation of our company, he served as Chairman of the Board and Chief Executive Officer of certain predecessors to our company. He currently serves on the Board of Directors of Evercom, Inc., an independent provider of inmate telecommunication services, and Texas Capital Bankshares. His term will expire in 2001.

Cletes O. Beshears - Director since October 1994
Vice Chairman of the Board

Mr. Beshears, age 72, joined our company in October 1994 as           [PHOTO
President and Chief Operating Officer.  In  July 1997, he became       APPEARS
Vice Chairman of our Board of Directors.  He relinquished his titles     HERE]
of Chief Operating Officer in October 1996 and President in June 1997, but continues to act as our consultant in connection with our acquisition efforts. He served as President and Chief Executive Officer of Velda Farms from April 1994 to April 1995. From March 1988 to April
1994, he provided consulting services to companies pursuing acquisitions of dairy companies. From 1980 to 1988, he served as Vice President of The Southland Corporation and Chief Operating Officer of its Dairy Group.
From 1965 to 1980, he served as Division Manager of several of the Southland Corporation's regional dairies, including Velda Farms. His term will expire in 2000.

Other Information You Need to Make an Informed Decision

Who is on our Board of Directors?

                Hector M. Nevares - Director since October 1994
                Vice Chairman of the Board

[PHOTO          Mr. Nevares, age 48, served as a consultant for us from March
 APPEARS        1998 through March 1999. He was President of Suiza Dairy (Puerto
  HERE]         Rico) from June 1983 until September 1996, having served in additional executive capacities at Suiza Dairy (Puerto Rico) since June 1974. In September 1996, Mr. Nevares became Vice
                Chairman of our Board of Directors. He is a director of First
                Federal Savings Bank, a public company, in San Juan, Puerto
                Rico. His term will expire in 2000.

Alan J. Bernon - Director since August 1997

Mr. Bernon, age 44, serves as President of Suiza GTL, LLC, our         [PHOTO
new subsidiary formed in connection with our December 1998 acquisition  APPEARS
of Tuscan Farms/Lehigh Valley Dairies.  As President of Suiza GTL, he     HERE]
is responsible for all of our dairy operations in the northeastern
United States. He was elected to our Board in connection with our acquisition of Garelick Farms. From September 1985 until July 1997, he served as President of the Garelick Companies. His term will expire in 2001.

                Joseph S. Hardin, Jr. - Director since May 1998

[PHOTO          Mr. Hardin, age 53, has served as Chief Executive Officer of
 APPEARS        Kinko's, Inc. since May 1997. Kinko's provides business services
  HERE]         through more than 1,000 retail locations worldwide. From 1986 to
                April 1997, he held a variety of positions with increasing responsibility at Wal-Mart Stores, Inc., most recently as an Executive Vice President and as the President and Chief
                Executive Officer of SAM's Club, the wholesale division of Wal-
                Mart Stores, Inc. His term will expire in 2001.

Other Information You Need to Make an Informed Decision

Who is on our Board of Directors?

                David F. Miller - Director since March 1997

[PHOTO          Mr. Miller, age 69, served as Vice Chairman of the Board and
 APPEARS        Chief Operating Officer of J.C. Penney Company, Inc. from 1987
  HERE]         until his retirement in 1990. Prior to his retirement, he served in various capacities for J.C. Penney for a total of 37 years.
                He is also a director of Winn-Dixie Stores, Inc. His term will expire in 2000.

P. Eugene Pender - Director since October 1994

Mr. Pender, age 67, served as Vice President and Controller of     [PHOTO
The Southland Corporation until his retirement in December 1987.    APPEARS
After his retirement, he served as a consultant to The Southland     HERE]
Corporation until March 1991.  His term will expire in 2001.

                Jim L. Turner - Director since November 1997

[PHOTO          Mr. Turner, age 52, has served as the Chairman, President and
  APPEARS       Chief Executive Officer of Dr. Pepper Holdings, Inc. and Dr.
   HERE]        Pepper Bottling Company of Texas since 1985. Mr. Turner was a member of the Board of Directors of The Morningstar Group, Inc.
                prior to our merger in November 1997. He is also a director of All American Bottling Corporation. His term will expire in 2000.

Other Information You Need to Make an Informed Decision

Who is on our Board of Directors?

   Also currently serving on our Board of Directors until May 19, 1999, the date of our annual meeting, are Mr. Delton Parks and Mr. Robert Kaminski. Mr. Parks' and Mr. Kaminski's terms will expire on the date of the annual meeting.

   In February of 1999, our Board of Directors voted, at the recommendation of our Board of Directors' Nominating Committee, to reduce the number of seats on our Board of Directors from 12 to 7. The members of the Board of Directors believe that a smaller Board of Directors will increase the effectiveness, efficiency and focus of our Board. In order to satisfy the requirements of our bylaws, our Board of Directors voted to effect the reduction in phases, in accordance with the following schedule:

                                            Number of Eliminated
    Effective Date of Reduction                  Directorships

    Date of Annual Stockholders'
       Meeting, 1999                               2

    Date of Annual Stockholders'
       Meeting, 2000                               2

    Date of Annual Stockholders'
       Meeting, 2001                               1

The terms of four of our directors will expire on the date of this year's annual meeting. Since two of those seats will be eliminated as of the date of our annual meeting, our Board of Directors did not nominate Mr. Delton Parks or Mr. Robert Kaminski for re-election.

Other Information You Need to Make an Informed Decision

Who is on our Board of Directors?

Board Committees
-------------------------------------------------------------------------------
Board Member     Audit    Compensation   Executive    Nominating   Stock Option
-------------------------------------------------------------------------------
Engles                                       *
-------------------------------------------------------------------------------
Beshears                                     *
-------------------------------------------------------------------------------
Nevares                                      *
-------------------------------------------------------------------------------
Green              *           *                                         *
-------------------------------------------------------------------------------
Hardin                         *                                         *
-------------------------------------------------------------------------------
Miller                                                     *
-------------------------------------------------------------------------------
Pender             **          **                          **            **
-------------------------------------------------------------------------------
Turner             *                                       *
-------------------------------------------------------------------------------
Meetings in 1998   2           3             1             2             2

**Chairman

Audit Committee: Reviews auditing, accounting, financial reporting and internal control functions. Recommends our independent accountants and reviews their services and fees.

Compensation Committee: Administers executive compensation programs, policies and practices. Acts in an advisory role on employee compensation.

Executive Committee: Limited powers to act on behalf of the Board of Directors when the Board of Directors is not in session. Meets only as needed and acts only by unanimous vote.

Nominating Committee: Determines qualifications for directors, and considers and recommends nominees for election as directors. Will consider stockholder recommendations submitted in writing and addressed to our Corporate Secretary.

Stock Option Committee: Administers our stock option and restricted stock plans.

Other Information You Need to Make an Informed Decision

How is our Board of Directors paid?

* Employee directors receive no compensation for serving on the Board of Directors or its committees other than their normal salaries.

*  Non-employee directors receive

        . an annual grant of 7,500 immediately exercisable stock options, a $15,000 annual fee, payable quarterly in arrears,

        .  $1,000 for each meeting attended,

        .  $1,000 for each committee served on,

        . $2,000 for chairing a committee, and reimbursement of travel expenses for attending meetings.


All of our non-employee directors elected to receive theirfees earned during 1998 in shares of restricted stock rather than in cash.

Our Board of Directors held 4 regular and 12 special meetings in 1998, and acted 3 times by written consent.

Non-employee directors may elect to receive their $15,000 annual fee in shares of restricted common stock rather than in cash. If a director makes this election, he will receive shares with a value equal to 150% of the cash amount owed to him. 1/3 of the restricted shares vest on the date of grant; 1/3 vest on the first anniversary of the grant date; and the final 1/3 vest on the second anniversary of the grant date.

Other Information You Need to Make an Informed Decision

Who are our executive officers?

Gregg L. Engles - Chief Executive Officer and Chairman of the Board

      See Mr. Engles' biography on page 14.

G. Irwin Gordon - President and Chief Operating Officer

      Mr. Gordon, age 48, joined us in August 1997 as Executive Vice President and Chief Marketing Officer. In February 1998, he became President and Chief Operating Officer. Prior to joining us, he served in various capacities for PepsiCo, Inc. including most recently as Senior Vice President - Global Branding for Frito Lay from May 1996 until August 1997, Senior Vice President - Marketing and Sales from September 1992 until April 1996 and Region President - Southern Europe from November 1991 until August 1992. From January 1985 to October 1991, he served as president and general manager of various international Frito Lay companies.

William P. Brick - Chief Operating Officer, U.S. Dairy Operations

      Mr. Brick, age 47, joined us in July 1996 as Executive Vice President. In October 1996, he became Chief Operating Officer of our Dairy Group. Prior to joining us, he served as Vice President - Sales and Marketing for the Metropoulos Management Group from February 1996 until June 1996. From 1995 until January 1996, he served as Vice President - Sales and Marketing for Ultra Products. He served in various capacities, including Vice President of Sales, for The Morningstar Group, Inc. from 1991 until December 1994, and in several capacities for Palm Dairies Inc. in Calgary, Alberta from 1988 until 1991.

William L. Estes - President and Chief Executive Officer, Suiza Packaging Group

      Mr. Estes, age 52, joined us in February 1998. From November 1996 until February 1998, he served as President and Chief Operating Officer of McKesson Corporation's McKesson-Carrollton operations. From 1993 until November 1996, he served in various capacities with Foxmeyer Health Corporation, most recently as President and Chief Operating Officer. Prior to joining Foxmeyer, he served as Vice President and Chief Operating Officer of The Body Shop, Inc., from 1991 until 1993. For the period from 1983 until 1991, he served in various capacities with PepsiCo, primarily with Frito Lay.

Other Information You Need to Make an Informed Decision

Who are our executive officers?

Barry A. Fromberg - Executive Vice President and Chief Financial Officer

      Mr. Fromberg, age 43, joined us in June 1998 as Executive Vice President and Chief Financial Officer. Prior to joining us, he served as Chairman and Chief Executive Officer of a subsidiary of Paging Network, Inc. ("PageNet") from 1995 to 1998. He was Senior Vice President and Chief Financial Officer of PageNet from 1993 to 1995. He served as Executive Vice President and Chief Financial Officer of Simmon Communications, Inc., a cable television operator from 1987 to 1993. From 1980 to 1987 he was Manager of Corporate Development for Comcast Corporation. Mr. Fromberg was a Senior Accountant with Coopers and Lybrand from 1977 to 1980.

Tracy L. Noll - Executive Vice President, Corporate Development

      Mr. Noll, age 50, joined us in October 1994. Since June 1998, he has served as Executive Vice President, Corporate Development. From1994 until June 1998, he served as our Executive Vice President and Chief Financial Officer. From November 1997 until June 1998, he also served as Executive Vice President and Chief Administrative Officer. Prior to joining us, he served as Controller of Foxmeyer Health Corporation from June 1994 until September 1994. From 1988 until June 1994, he served as Vice President and Chief Financial Officer of The Morningstar Group, Inc.

Miguel Calado - Executive Vice President

      Mr. Calado, age 43, joined us in September 1998 as Executive Vice President. Prior to joining us, he served in a number of senior executive positions at PepsiCo from 1983 until September 1998, most recently as Senior Vice President - Finance and Chief Financial Officer for Frito Lay International. Prior to joining PepsiCo in1983, he served at various capacities in Samarco Mineracao, S.A. in Brazil.


Michelle P. Goolsby - Executive Vice President, General Counsel and Corporate Secretary

     Ms. Goolsby, age 41, joined us in July 1998 as Executive Vice President, General Counsel and Corporate Secretary. From September 1988 until July 1998, Ms. Goolsby held various positions with the law firm of Winstead Sechrest & Minick, most recently as a partner, chair of the Business section and a member of the Compensation Committee. Prior to joining Winstead Sechrest & Minick, she held various positions with the Trammel Crow Company.

Other Information You Need to Make an Informed Decision

Who are our executive officers?

Our Chief Operating Officers for our operating regions are:

Alan J. Bernon - Northeast region

      See Mr. Bernon's biography on page 15.

Delton C. Parks - Midwest region

      Mr. Parks, age 59, has served as Chief Operating Officer of our Midwest region since we completed our merger with Country Fresh in November 1997. He has served as President of Country Fresh since 1980.

Rick Fehr - Southeast region

      Mr. Fehr, age 47, has served as Chief Operating Officer of our Southeast region since February 1998. He joined us in November 1996 as Vice President of Operations. Prior to joining us, he served in various capacities with The Morningstar Group, Inc. from 1988, including most recently Vice President of Operations.

Carlos Gonzalez - Caribbean region

      Mr. Gonzalez, age 51, has served as Chief Operating Officer of our Caribbean region since November 1997. He has served in various capacities at Suiza Dairy (Puerto Rico) from November 1997 to the present, and from 1983 until December 1992. Between December 1992 and July 1995, he served as President and Chief Executive Officer of Young & Rubicam,Inc. (Mexico). From August 1995 until rejoining us in November 1997, he served as Executive Vice President of Young & Rubicam, Inc. (U.S.), overseeing their operations in Latin America.

Herman Graffunder - Morningstar division

      Mr. Graffunder, age 53, has served as Chief Operating Officer of our Morningstar division since February 1999. He joined us in February of 1998 as Senior Vice President, Operations. Prior to joining us, he was President of Authentic Specialty Foods andCalidad Foods from 1993 to January 1998. From 1990 to 1993, he served as President and Chief Operating Officer of Oak Farms Dairy and from 1984 to 1990, he served as division manager for several of the The Southland Corporation's and The Morningstar Group. Inc.'s regional operations.

Other Information You Need to Make an Informed Decision

How do we pay our executive officers?

Summary Compensation Table


                                                                  LONG TERM COMPENSATION
                                                               ---------------------------
                                                                 Restricted      Options
Name and                                                           Stock         Granted
Principal Position              Year       Salary        Bonus     Awards      (in shares)
-------------------             ----       -------    ---------  ---------    -----------

Gregg L. Engles                 1998      $765,355     $572,985                   120,000
Chairman of the Board and       1997      $500,000     $600,000                   353,000
Chief Executive Officer         1996      $420,000     $210,000                    13,800

G. Irwin Gordon                 1998      $490,385     $278,614                    60,000
President and Chief             1997/1/   $ 97,446/1/  $ 88,155                    50,000
Operating Officer


William P. Brick                1998      $396,769     $211,766                    35,000
Chief Operating Officer,        1997      $305,000     $291,000                   213,000
U.S. Dairy Operations           1996      $241,817     $106,590   $100,000/2/     250,000

William L. Estes                1998/3/   $274,444/3/  $274,950
President and Chief
Executive Officer,
Packaging Group

Delton C. Parks/4/              1998      $500,000                                 15,000
Chief Operating Officer,        1997/4/   $500,000
Midwest Region                  1996/4/   $500,000



These were our five most highly paid executive officers in 1998. These officers are referred to in this proxy statement as our "named executive officers."


Notes to Summary Compensation Table:

1. Mr. Gordon began his employment with us on August 11, 1997. The amount shown in the Salary column for 1997 is the portion of his annual salary that he earned between August 11 and December 31, 1997.

2. We gave Mr. Brick 6,250 fully vested shares of restricted stock on May 22, 1996. The closing market price for our common stock on that day was $16.00 per share. As of December 31, 1998, he still held 2,249 of those shares, and their value on that date was $114,558.

3. Mr. Estes began his employment with us on February 25, 1998. The amount shown in the Salary column for 1998 is the portion of his annual salary that he earned between February 25 and December 31, 1998.

4. Mr. Parks is employed by our subsidiary Country Fresh, Inc. We completed our merger with Country Fresh on November 25, 1997.

Other Information You Need to Make an Informed Decision

How do we pay our executive officers?


Option Grants in 1998
(to named executive officers)




                                                                                                              Potential Realizable
                                                                 Percent of                                     Value at Assumed
                                                 No. of            Total                                      Annual Rates of Stock
                                                  Shares          Options                                     Price Appreciation for
                                                Underlying       Granted to       Exercise                        Option Term/2/
                                                 Options         Employees        Price        Expiration   -----------------------
                                Name            Granted/1/      During 1998     ($/share)         Date         5%            10%
                                ----           -----------    ---------------   -----------    ----------   ----------   ----------
                          Gregg L. Engles       120,000         10.2575%        $ 58.50        1/02/08      $4,414,800   $11,187,600

                          G. Irwin Gordon        35,000          2.9917         $ 58.50        1/02/08      $1,287,650   $ 3,263,050
                                                 25,000          2.1369         $ 51.25        7/31/08      $  805,750   $ 2,042,000

                          William P. Brick       35,000          2.9917         $ 58.50        1/02/08      $1,287,650   $ 3,263,050

                          William L. Estes/3/
                          Delton C. Parks        15,000          1.2822         $ 58.50        1/02/08      $  551,850   $ 1,398,450


_________________________________________
Notes to Option Grant Table:

1 All vest as follows: 1/3 on first anniversary of grant, 1/3 on second anniversary of grant and 1/3 on third anniversary of grant.
2 The 5% and 10% assumed annual rates of compounded stock price appreciation are mandated by the rules of the SEC. The actual value, if any, that an executive officer may realize will depend on the excess of the stock price over the exercise price on the date the option is exercised.
3 Mr. Estes has not received any options to purchase our common stock. He does, however, participate in the stock option plan of our Franklin Plastics subsidiary.

Option Exercises in 1998
(by named executive officers)

                                                                           No. of Shares Underlying      Value of Unexercised
                                                                                 Unexcercised                In-the-Money
                                                                              Option at Year End          Option at Year End
                                  Shares Acquired                        ----------------------------  ----------------------------
Name                               on Exercise      Value Realized/1/    Exercisable   Unexcercisable  Exercisable    Unexercisable
-----                             --------------    ----------------     -----------   --------------  -----------    -------------
Gregg L. Engles                      147,200            $2,861,108          317,667       159,933      $6,506,250     $1,261,921
G. Irwin Gordon                                                              16,667        93,333      $  150,961     $  350,352
William P. Brick                      45,999            $1,812,288          191,669        60,332      $4,377,681     $  848,206
William L. Estes
Delton C. Parks                      120,000            $6,036,090          109,068        15,000      $4,456,246     $  186,750


_________________________________________
Notes to Option Exercise Table:

1 Reflects the closing stock price on the exercise date, minus the exercise price.
2 The value of in-the-money options is calculated at $50.9375 per share, our closing stock price on December 31, 1998.

Other Information You Need to Make an Informed Decision

How do we pay our executive officers?

            Employment Contracts and Change in Control Arrangements

*  Severance agreements with named executive officers

We entered into severance agreements with each of our named executive officers in January 1999 pursuant to which we must

        *    pay each of the named executive officers a lump sum of cash,

        *    continue the executive's insurance benefits for 2 years, and

        * accelerate the vesting of all unvested options held by the executive if, in connection with or within 2 years after a "change in control" (as defined in the agreements) of our company if, in connection with or within 2 years after a "change in control" (as defined in the agreements) of our company

        * the named executive officer's employment is terminated by us or any successor of ours without "cause" (as defined in the agreements), or

        * the named executive officer's employment is terminated by the executive for "good reason" (as defined in the agreements).

Each of the named executive officers, except for Mr. Parks (see below), will receive a cash payment of 3 times his base annual salary, plus 3 times his target bonus for the year in which the termination occurs, in addition to a gross-up payment to pay for any applicable excise taxes. Each of the named executive officers except for Mr. Parks also has the right, at any time beginning on the first anniversary of a change in control and ending on the second anniversary of a change in control, to voluntarily terminate his employment for any reason and receive a cash payment in an amount equal to one half of the executive's base annual salary plus one-half of his targeted bonus for the year in which the termination occurs. The agreements also contain

        * a covenant not to compete pursuant to which the executives have agreed not to compete with us for 2 years after termination,

        * a confidentiality provision pursuant to which the executives have agreed not to divulge any of our confidential information, and

        * agreements not to solicit any of our employees for 2 years after termination.

Mr. Estes' agreement also provides that he will receive all of the benefits described above in the event of his termination (either without cause or by Mr. Estes for good reason) within 2 years after a change in control of our company, or a change in control of our U.S. plastic packaging operations.

*  Employment Agreement with Delton Parks

Country Fresh, Inc., one of our subsidiaries, entered into an employment agreement with Delton Parks, Chief Operating Officer for our Midwest region, effective February 1994. We assumed this agreement when we acquired Country Fresh in November 1997.

The agreement provides for

        *    a minimum annual base salary of $500,000, plus

        * an annual bonus equal to 2% of any excess consolidated pre-tax earnings of Country Fresh over the budgeted amount, plus

        *    certain life and disability insurance benefits, plus

Other Information You Need to Make an Informed Decision

How do we pay our executive officers?

Employment Contracts and Change in Control Arrangements (cont'd)

        * a 5-year pension benefit equal to 50% of his average annual compensation for the 5 years immediately before his retirement or termination of employment (reduced by any other retirement benefits attributable to company contributions), plus

        * certain fringe benefits as are provided from time to time to other high level executives of Country Fresh.

Mr. Parks' agreement has no finite term. His employment continues "at will." However, if his employment is terminated for any reason other than disability, or if he terminates his employment for "good reason" (as defined in the agreement), he will receive

        * a severance payment equal to his average annual compensation for the 3 full fiscal years before his termination (except that he will not be entitled to any severance pay after he reaches age 65),

        *  continuation of his insurance benefits for one year, and

        *  the pension benefit described above.

Mr. Parks' cash severance payment under the severance agreement he executed with us in January 1999 (described above) will be an amount equal to 2 times his base annual salary, plus 2 times his target bonus for the year in which the termination occurs (reduced by any payments he receives upon termination pursuant to his employment agreement).

Certain Relationships and Related Transactions

* Some of our subsidiaries purchase a portion of their requirements for frozen concentrated orange juice from an entity in which Mr. Engles owns a limited partner interest. We have no written agreement with this supplier. All purchases are based on purchase orders. We monitor the market price for frozen concentrated orange juice and purchase the product from the supplier offering the lowest price, inclusive of all charges. We believe that the terms of the purchase orders are at least as favorable to us as could be obtained in an arm's length transaction with an unaffiliated third party. Our purchases from this supplier totaled $2,562,578 million during 1998.

* In July 1997, we entered into a consulting agreement with Mr. Beshears, pursuant to which Mr. Beshears serves as a consultant to us for dairy acquisitions. Pursuant to this agreement, Mr. Beshears receives an annual consulting fee of $250,000. In addition, he is entitled to a transaction fee equal to 1% of the purchase price of any acquisition that he introduces to us that is ultimately consummated. In connection with acquisitions completed during 1998, we paid him aggregate transaction fees of $5,049,254.

* Mr. Nevares retired as Chief Operating Officer of our Caribbean region in March 1998. At that time, we entered into a one year consulting agreement with him pursuant to which he received a consulting fee of $180,000.

Other Information You Need to Make an Informed Decision

How do we pay our executive officers?

Report of the Compensation and Stock Option Committees               Page 1 of 3

Who determines how much the executive officers are paid?

        * The Compensation Committee is responsible for recommending to the full Board the salary amounts for our Chief Executive Officer and each of our other executive officers and making the final determination regarding bonus arrangements to such persons.

        * The Stock Option Committee is responsible for making the final determination regarding awards of stock options and restricted stock to such persons.

The Compensation and Stock Option Committees were assisted in making certain market and industry studies by Towers Perrin, an independent consulting firm.


This Report By:

Stephen L. Green
Joseph S. Hardin, Jr.
P. Eugene Pender

Members of the Compensation Committee and the Stock Option Committee

What are our goals?

The goals of the Compensation Committee in setting compensation for our executive officers are

        *  to attract and retain highly capable executives,

        * to motivate the performance of executives in support of the achievement of the company's strategic financial and operating performance objectives, and

        *  to reward performance that meets this standard.

The company is engaged in highly competitive businesses and must attract and retain qualified executives in order to be successful.

Other Information You Need to Make an Informed Decision

How do we pay our executive officers?

Report of the Compensation and Stock Option Committees               Page 2 of 3

In 1998, executive compensation consisted of the following:

Base Salary

The base salary for Gregg Engles, the Chief Executive Officer, and for each of the other executive officers was determined after review of

        * publicly available information concerning the base salaries of executives with similar responsibilities in companies of comparable size in general industry and in the food industry,

        *  the responsibilities of each executive officer, and

        * the subjective evaluation of such officer's overall performance and contribution to the company.

In connection with this review, the Compensation Committee engaged Towers Perrin, an independent compensation consulting firm, to provide information concerning comparable compensation levels at other publicly held companies and other relevant information.

Annual Incentive Compensation

Year-end cash bonuses are designed to motivate Mr. Engles and the other executive officers to achieve annual financial and other goals based on the strategic financial and operating performance objectives of the company. In conjunction with the Compensation Committee's review of the strategic and operating plans of the company, the Compensation Committee established target performance levels for the executive officers based in some cases on the company's earnings per share and in others on the performance of particular operating units over which the executive has control. Bonus amounts were paid to the executive officers for 1998 based on target performance levels reached.


Stock Options

The Stock Option Plan forms the basis of the company's long-term incentive plan for executive officers. The Compensation Committee believes that a significant portion of executive compensation should be dependent on value created for the stockholders. Stock options are generally granted annually, with an exercise price of fair market value on the date of the grant. In selecting recipients for option grants and in determining the size of such grants, the Stock Option Committee considers various factors such as the long term incentives granted to executive officers in companies of comparable size in general industry and in the food industry, the earnings levels of the company and the contributions of the individual recipient to the company.

Benefits

Executive officers also receive benefits typically offered to executives by companies engaged in businesses similar to the company's core businesses and various benefits generally available to all employees of the company (such as health insurance).

Other Information You Need to Make an Informed Decision

How do we pay our executive officers?

Report of the Compensation and Stock Option Committees               Page 3 of 3

Performance Graph

The following graph compares

* the cumulative total return of the company's common stock since the date of the company's initial public offering on April 17, 1996, with

*  the Standard & Poor's 500 Stock Index, and

* a peer group index of United States dairy products companies, assuming a $100 investment on April 17, 1996. Points plotted are as of December 31 of each year. The company has never paid dividends.


[GRAPH APPEARS HERE]

1998 Compensation of Chief Executive Officer

Mr. Engles' base salary for 1998 was $765,000. His base salary for 1998 was fixed in late 1997, based on the criteria described on page 2 of this Report under the heading "Base Salary."

Mr. Engles' target bonus for 1998 was 70% of his base salary, with a potential range of 0% to 140% of his base salary, depending on the degree of attainment of budgeted earnings per share set for the company in 1997. Mr. Engles' actual bonus earned during 1998 was $572,985, or 75% of his base salary for 1998. His bonus reflects the fact that in 1998 the company's earnings per share were slightly higher than the budgeted target.

In 1998, Mr. Engles received options to purchase 120,000 shares of common stock. In making this option grant, the Stock Option Committee considered the factors described on page 2 of this Report under the heading "Stock Options."

                                          Stephen L. Green

                                          Joseph S. Hardin, Jr.

                                          P. Eugene Pender

Other Information You Need to Make an Informed Decision

How much stock do our executive officers and directors own?

Set forth below is information as of March 25, 1999 concerning

* each stockholder known by us to beneficially own more than 5% of our outstanding common stock,
*  each director and each executive officer, and
*  all directors and executive officers as a group.



   Beneficial Owner                       Common Stock    Percent of Class (1)
   ----------------                       ------------    --------------------
Gregg L. Engles..........................  1,635,822 (2)            4.7%
G. Irwin Gordon..........................     45,001 (3)             *
William P. Brick.........................    213,844 (4)             *
William L. Estes.........................      6,000                 *
Delton C. Parks..........................    118,431 (5)             *
Barry A. Fromberg........................      5,000                 *
Tracy L. Noll............................    118,788 (6)             *
Miguel Calado............................          -                 -
Michelle P. Goolsby......................      2,000                 *
Cletes O. Beshears.......................    223,160 (7)             *
Hector M. Nevares........................    387,872 (8)            1.1%
Alan J. Bernon...........................    421,620 (9)            1.2%
Stephen L. Green.........................     21,125 (10)            *
Joseph S. Hardin, Jr.....................      7,972 (11)            *
Robert L. Kaminski.......................    494,721 (12)           1.4%
David F. Miller..........................    108,577 (13)            *
John R. Muse.............................    202,154 (14)            *
P. Eugene Pender.........................     25,682 (15)            *
Jim L. Turner............................     79,114 (16)            *

All executive officers and directors
 as a group (19 persons).................  4,150,056 (17)          11.9%


Notes to Beneficial Ownership Table:

(1) Percentages are based on 33,711,318 shares of common stock outstanding as of March 25, 1999, plus the total number of outstanding options held by a particular individual that are exercisable within 60 days.
(2) Includes 379,934 shares subject to exercisable options.
(3) Includes 40,001 shares subject to exercisable options.
(4) Includes 207,669 shares subject to exercisable options.
(5) Includes 114,068 shares subject to exercisable options.
(6) Includes 85,567 shares subject to exercisable options.
(7) Includes 173,265 shares subject to exercisable options.
(8) Includes 69,264 shares held by Neva Holdings, Inc., a company wholly owned by Mr. Nevares and his family, and 107,175 shares subject to exercisable options.
(9) Includes 5,000 shares subject to exercisable options.
(10) Includes 15,000 shares subject to exercisable options.
(11) Includes 7,500 shares subject to exercisable options.
(12) Includes 7,500 shares subject to exercisable options, and 12,000 shares owned by a family trust of which Mr. Kaminski is trustee.
(13) Includes 7,500 shares subject to exercisable options.
(14) Includes 28,750 subject to exercisable options, and 9,150 owned by family members. Mr. Muse disclaims ownership of the family owned shares.
(15) Includes 1,450 shares owned indirectly through entities controlled by Mr. Pender and 21,900 shares subject to exercisable options.
(16) Includes 45,351 shares subject to exercisable options. (17) Includes a total of 1,246,180 shares subject to options held by the executive officers and directors that are exercisable.
* = Less than 1%

Annex A

Tax Information About our Stock Option Plan

   The following general description of federal income tax consequences is based upon current statutes, regulations and interpretations and does not purport to be complete. You should refer to the applicable provisions of the Internal Revenue Code of 1986, as amended (the "Code"). There also may be state, local and foreign income tax consequences applicable to transactions involving stock options or restricted stock. In addition, the following description does not address specific tax consequences applicable to an individual participant who receives an incentive stock option and does not address special rules that may be applicable to directors and officers.

   Stock Options. Under existing federal income tax provisions, a participant who receives stock options will not normally realize any income, nor will we normally receive any deduction for federal income tax purposes, upon the grant of a stock option.

   When a nonqualified stock option granted pursuant to our 1997 Stock Option and Restricted Stock Plan is exercised, the option holder generally will realize ordinary income (compensation) measured by the difference between the aggregate purchase price of the common stock purchased and the aggregate fair market value of our common stock on the exercise date. We generally will be entitled to a deduction in the year the option is exercised equal to the amount the option holder is required to treat as ordinary income. Any taxable income recognized in connection with a nonqualified stock option exercised by an option holder who is also one of our employees will be subject to tax withholding by us. The basis for determining gain or loss upon a subsequent sale of common stock acquired upon the exercise of a nonqualified stock option will be the purchase price paid to us for the common stock increased by an amount included in the option holder's taxable income resulting from the exercise of such option. The holding period for determining the maximum tax rate applicable to gain on such disposition begins on the date on which the option holder acquires the common stock.

   An employee generally will not recognize any income upon the exercise of an incentive stock option, but the exercise may, depending on particular factors relating to the employee, subject the employee to the alternative minimum tax. An employee will recognize capital gain or loss in the amount of the difference between the exercise price and the sale price on the sale or exchange of stock acquired pursuant to the exercise of an incentive stock option, provided that the employee does not sell such stock within two years from the date of grant or one year from the date of exercise of the incentive stock option (the "Required Holding Periods"). An employee who sells his or her shares before the expiration of the Required Holding Periods will recognize ordinary income equal to the lesser of (i) the difference between the option price and the fair market value of the stock on the date of exercise, or (ii) the total amount of gain realized. The maximum federal income tax rate on the remaining gain or loss generally depends on how long the shares are held. We will not be entitled to a federal income tax deduction in connection with the exercise of an incentive stock option, except where the employee disposes of the common stock received upon exercise before the expiration of the Required Holding Periods.

   Restricted Stock. A restricted stock award is not currently taxable income to a participant for so long as the stock is subject to a substantial risk of forfeiture and cannot be transferred free of a substantial risk of forfeiture. The participant will generally be taxed on compensation income equal to the fair market value of the stock on the date the restrictions on the shares creating a substantial risk of forfeiture lapse.

   The participant may elect under Section 83(b) of the Code, however, to be taxed immediately on the value of the shares awarded as of the date of grant. Such an election must be made within 30 days after the award of shares and must be filed with the Internal Revenue Service. If the participant makes the
Section 83(b) election and subsequently forfeits his or her shares, no deduction is permitted with respect to the forfeiture.

   The participant's tax basis in shares acquired through a stock award equals the amount of compensation income recognized upon vesting (or upon grant, in the case of a Section 83(b) election). Generally, if the participant subsequently sells the shares, any gain or loss will be a capital gain or loss.

PROXY                      SUIZA FOODS CORPORATION                         PROXY

                 Annual Meeting of Stockholders--May 19, 1999

         This Proxy is Solicited on Behalf of the Board of Directors.


The undersigned hereby appoints Gregg L. Engles and Michelle P. Goolsby and each of them as proxies for the undersigned, with full power of substitution, to act and to vote all of the shares of common stock of Suiza Foods Corporation held of record by the undersigned on March 25, 1999, at the annual meeting of stockholders to be held on Wednesday, May 19, or any adjournment thereof.



      IMPORTANT--This Proxy must be signed and dated on the reverse side.

                           - FOLD AND DETACH HERE -

Dear Stockholder:

        On the reverse side of this card are instructions on how to vote your shares for the election of directors and all other proposals by telephone or over the Internet. Please consider voting by telephone or over the Internet. Your vote will be recorded as if you mailed in your proxy card.

        Thank you for your attention to these matters.

                                                Suiza Foods Corporation

                            SUIZA FOODS CORPORATION
  PLEASE MARK VOTE IN OVAL IN THE FOLLOWING MANNER USING DARK INK ONLY.  /X/

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR 1-3.          WITHHOLD   FOR ALL
1.  Election of Directors--01-Stephen L. Green and    FOR     ALL     EXCEPT
    02-John R. Muse.                                  / /     / /       / /

    ----------------------------------------------
    (Except nominee(s) written above)
                                                      FOR   AGAINST   ABSTAIN
2.  Proposal to increase the number of shares         / /     / /       / /
    reserved for issuance under our 1997 Stock
    Option and Restricted Stock Plan.

3.  Proposal to ratify Deloitte & Touche LLP as       FOR   AGAINST   ABSTAIN
    independent auditors.                             / /     / /       / /

In their discretion the Proxies are authorized to vote upon such other business as may properly come before the meeting.

THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED STOCKHOLDER. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR ITEMS 1 THROUGH 3.


                                               Dated:                     , 1999
                                                      --------------------


                                             -----------------------------------
                                             Signature


                                             -----------------------------------
                                             Signature

Please sign exactly as your name or names appear above. For joint accounts, each owner should sign. When signing as executor, administrator, attorney, trustee or guardian, etc., please give your title.

                            DETACH PROXY CARD HERE

 CONTROL NUMBER
________________
|              |
|______________|

            NOW YOU CAN VOTE YOUR SHARES BY TELEPHONE OR INTERNET!
      QUICK * EASY * IMMEDIATE * AVAILABLE 24 HOURS A DAY * 7 DAYS A WEEK

SUIZA FOODS CORPORATION encourages you to take advantage of the new and convenient ways to vote your shares. If voting by proxy, this year you may vote by mail, or choose one of the two methods described below. Your telephone or Internet vote authorizes the named proxies to vote your shares in the same manner as if you had marked, signed, and returned your proxy card. To vote by telephone or Internet, read the accompanying proxy statement and then follow these easy steps:

TO VOTE BY PHONE        ________________________________________________________
                        | Call toll free 1-888-215-9330 in the United States   |
                        | or Canada any time on a touch tone telephone.  There |
                        | is NO CHARGE to you for the call.                    |
                        |                                                      |
                        | Enter the 6-digit Control Number located above.      |
                        |                                                      |
                        | Option #1: To vote as the Board of Directors         |
                        |            recommends on ALL proposals:  Press 1     |
                        |                                                      |
                        |            When asked, please confirm your vote by   |
                        |            pressing 1                                |
                        |                                                      |
                        | Option #2: If you choose to vote on each proposal    |
                        |            separately, press 0 and follow the simple |
                        |            recorded instructions.                    |
                        |______________________________________________________|

TO VOTE BY INTERNET     ________________________________________________________
                        | Go to the following website:                         |
                        |                                                      |
                        | www.harrisbank.com/wproxy                            |
                        |                                                      |
                        | Enter the information requested on your computer     |
                        | screen, including your 6-digit Control Number        |
                        | located above.                                       |
                        |                                                      |
                        | Follow the simple instructions on the screen.        |
                        |______________________________________________________|

  If you vote by telephone or the Internet, DO NOT mail back the proxy card.

                             THANK YOU FOR VOTING!